Exhibit 99.4

Introduction to Unaudited Pro Forma Condensed Combined Financial Information

On April 20, 2005, JAMDAT Mobile Inc. ( the “Company”) and its wholly-owned subsidiary, JAMDAT Mobile (Hawaii) LLC (“JAMDAT Hawaii”), entered into a purchase agreement with Blue Lava Wireless, LLC (“Blue Lava”), and Henk B. Rogers 2005 Dynasty Trust, Akemi M. Rogers 2005 Dynasty Trust, Henk Rogers and Akemi Rogers (collectively, the “Members”). Under the terms of the purchase agreement, JAMDAT Hawaii acquired all of the membership interests of Blue Lava from the Members. One of the principal assets of Blue Lava acquired by the Company was an exclusive fifteen year worldwide license to distribute the interactive game Tetris on mobile telephony devices, as described in more detail below.

The purchase price of $126.1 million (excluding the escrowed shares discussed below) for the membership interests of Blue Lava was comprised of the following:

•       an initial cash payment of $63.7 million (including a $5.0 million deposit paid in March 2005, which is included in other non-current assets in the unaudited condensed combined balance sheet as of March 31, 2005);

•       a deferred payment of $13.7 million (or $12.9 million after discounting the payment at an interest rate of approximately 6%, which represents the Company's current borrowing rate) due on the one year anniversary of the closing of the acquisition, which can be paid in cash or stock at the Company’s option;

•       3,050,000 shares of the Company’s common stock (with an estimated fair value of approximately $48.3 million based on the average of the closing sales price per share of the Company’s common stock on the Nasdaq National Market for the three days prior to the public announcement date) delivered to the Members at the closing of the acquisition;

•       approximately $1.2 million of direct transaction costs; and

•       an additional 1,000,000 shares of the Company’s common stock to be held in escrow for a period of up to three years. The escrowed shares will be held in an escrow account to provide a source of recovery for claims the Company may have pursuant to the indemnification provisions of the purchase agreement. On each of the first three anniversaries of the closing date of the Blue Lava acquisition, one third of the escrowed shares, less any shares retained to satisfy pending indemnification claims, will be released to the Members. Due to the contingent nature of the escrowed shares, they have been excluded from the total purchase price of $126.1 million.

The purchase price was allocated to the estimated value of assets acquired and liabilities assumed.  The estimated fair value of the tangible assets acquired and liabilities assumed approximated the historical cost basis and the purchase price allocation included goodwill of approximately $22.4 million, amortizable intangible assets of approximately $96.0 million and immediately expensed acquired in-process research and development of $2.7 million.

In connection with the Blue Lava acquisition, Blue Lava and The Tetris Company, LLC (“TTC”) entered into a new license and distribution agreement with the Company and JAMDAT Hawaii on April 20, 2005. Under this license agreement, TTC granted Blue Lava, as licensee, the exclusive worldwide right to distribute, sell and otherwise commercially exploit Tetris on mobile telephony devices for a period of fifteen years, with an option to renew the license for an additional three years. Blue Lava contemporaneously assigned the license agreement, including all of its rights as licensee thereunder, to JAMDAT Hawaii.

The rights granted under the license agreement to publish Tetris became immediately available on April 20, 2005 with respect to North America, Latin America and India. The rights granted under the license agreement to publish Tetris in Europe, Japan, Korea, China, Australia and New Zealand will become available throughout the remainder of 2005, as the current licensees’ rights expire.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2005 gives effect to the acquisition of Blue Lava as if it had occurred on March 31, 2005 and combines the unaudited historical balance sheet of the Company as of March 31, 2005 with the unaudited historical balance sheet of Blue

Lava as of March 31, 2005 prior to the acquisition by the Company with pro forma adjustments to reflect the acquisition as if the consummation had occurred on March 31, 2005.

The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2005 and the year ended December 31, 2004 give effect to the acquisition of Blue Lava as if it had occurred on January 1, 2004 and combines the unaudited historical consolidated statement of operations of the Company for the three months ended March 31, 2005 and the year ended December 31, 2004 with the unaudited historical statements of operations of Blue Lava for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, prior to the acquisition by the Company.  The pro forma statement of operations for the year ended December 31, 2004 also combines the results of Downtown Wireless, LLC (“Downtown”) and related pro forma effects of the Downtown acquisition.  On January 5, 2005, JAMDAT acquired all of the membership interest of Downtown, a publisher of wireless entertainment applications, primarily games, for mobile phones, for $5.6 million in cash and 34,635 shares of the Company’s common stock valued at $700,000.  The pro forma adjustments give effect to the recurring purchase accounting adjustments and represent a preliminary determination of the purchase price allocation based on available information as of the date of this filing.  The Company’s unaudited historical consolidated financial statements as of March 31, 2005 and the three months then ended can be found in the Company’s Form 10-Q filed on May 16, 2005.  The Company’s historical consolidated statements of operations for the year ended December 31, 2004 can be found in the Company’s Form 10-K filed on March 30, 2005.  The historical financial statements for Blue Lava as of December 31, 2004 and the three months ended March 31, 2005 are included in this current report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that would have occurred if the acquisitions had occurred as of the dates indicated and should not be construed as being representative of future operating results or financial position.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2005

(Amounts in thousands)

	JAMDAT	Blue Lava	Pro-Forma Adjustments		Pro-Forma Condensed Combined
	(Historical)	(Historical)
Assets
Current Assets
Cash	$37,903	$2,359	$(24,549	) (1)	$15,713
Restricted cash	11	—	—		11
Short-term investments	18,500	—	(18,500	) (2)	—
Accounts receivable	15,516	4,476	—		19,992
Prepaid expenses and other current assets	2,293	2	—		2,295
Prepaid royalty	3,070	95	—		3,165
Total current assets	77,293	6,932	(43,049)		41,176
Property and equipment, net	2,019	100			2,119
Goodwill	4,856	—	22,359	(3)	27,215
Intangible assets, net	4,181	—	96,000	(3)	100,181
Other non-current assets	7,202	—	(5,000	) (4)	2,202
Total assets	$95,551	$7,032	$70,310		$172,893

Liabilities, Convertible Redeemable
Preferred Stock and Stockholders’ Deficit
Current Liabilities
Accounts payable	$1,589	$325	$—		$1,914
Accrued expenses and other liabilities	3,753	2,369	1,170	(5)	7,292
Deferred revenue	28	—	—		28
Current portion of notes payable	41	—	15,000	(6)	15,041
Total current liabilities	5,411	2,694	16,170		24,275
Other non-current liabilities	56	—	12,916	(7)	12,972
Total liabilities	5,467	2,694	29,086		37,247

Total stockholders’ equity	90,084	4,338	41,224	(8)	135,646
Total liabilities and stockholders’ equity	$95,551	$7,032	$70,310		$172,893

See the accompanying notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(Amounts in thousands)

The unaudited pro forma condensed combined financial information reflects the estimated purchase price of approximately $126.1 million for Blue Lava (excluding the 1,000,000 shares of escrowed common stock).  The estimated total purchase price for the acquisition is as follows (in thousands):

Cash purchase price	$60,000
Cash adjustment for net assets acquired	3,714
Estimated fair value of stock issued	48,282
Discounted deferred payment	12,916
Estimated direct transaction costs	1,170
Total estimated purchase price	126,082

Adjustment for net assets at March 31, 2005	(665)
$125,417

Under the purchase method of accounting, the total estimated purchase price is allocated to Blue Lava’s net tangible and intangible assets based on their estimated fair value as of the date of the completion of the acquisition.  The estimated fair value of Blue Lava’s acquired intangible assets and in-process research and development were determined by the Company with the assistance of an independent valuation firm. Based on the estimated purchase price and purchase price allocation, the preliminary purchase price allocation is as follows (In thousands):

Tangible assets acquired, net	$4,338
Amortizable intangible assets:
Acquired license	87,800
Customer relationships	6,400
Other intangibles	1,800
Goodwill	22,359
122,697

In-process research and development	2,720
$125,417

Pro forma adjustments giving effect to the acquisition of Blue Lava as if the acquisition had occurred as of March 31, 2005 for the pro forma balance sheet are as follows (In thousands):

(1)          To reflect cash purchase price consideration of $60 million paid by the Company, of which $5 million was paid prior to the closing date, and is included in JAMDAT’s historical other non-current assets, payment of  $3.0 million for net assets, the liquidation of $18.5 million of short-term investments into cash, and $15 million in proceeds from debt.

(2)          To reflect the liquidation of $18.5 million of short-term investments to cash for payment of the purchase price.

(3)          To reflect goodwill and identifiable intangible assets created as a result of the acquisition of Blue Lava:

Acquired license	$87,800
Customer relationships	6,400
Other intangibles	1,800
Goodwill	22,359
$118,359

(4)          To reflect the reclassification of a $5 million deposit paid on the acquisition of Blue Lava from other non-current assets to purchase price consideration.

(5)          To reflect the accrual of estimated direct transaction costs related to the acquisition.

(6)          On April 20, 2005, the Company entered into a loan and security agreement with Comerica Bank, providing for a 29 month term loan of $10 million and a 24 month revolving credit facility in an amount up to $15 million that bears interest at variable rates tied to either prime or LIBOR, at the Company’s discretion.  Adjustment reflects borrowings of $10 million under the term loan and $5 million under the revolving credit facility.

(7)          To reflect the net present value of the deferred portion of the purchase price of $13.7 million to be paid on April 20, 2006.

(8)          To reflect the issuance of stock purchase price consideration of $48.3 million, elimination of Blue Lava historical equity and the effect of immediately expensing acquired in-process research and development of $2.7 million.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2005

(Amounts in thousands, except share and per share data)

	JAMDAT	Blue Lava		Pro-Forma Adjustments		Pro-Forma Condensed Combined
	(Historical)	(Historical)

Revenue	$15,132	$4,772		$—		$19,904
Cost of revenue	3,456	1,996		841	(2)	6,293
Gross profit	11,676	2,776		(841)		13,611
Operating expenses:
Research and development	4,162	600		—		4,762
Selling and marketing	1,686	178		—		1,864
General and administrative	2,667	196		—		2,863
Acquired in process research and development	250	—		—	(3)	250
Legal and advisory fees related to sale of company	—	573	(4)	—		573
Stock based compensation	357	—		—		357
Total operating expenses	9,122	1,547		—		10,669
Income from operations	2,554	1,229		(841)		2,942
Interest and other income / (expense), net	253	—		(205	)(5)	48
Income before income tax provision	2,807	1,229		(1,046)		2,990
Income tax provision	78	—				78
Net income	$2,729	$1,229		$(1,046)		$2,912

Basic net income per common share	$0.14					$0.13
Diluted net income per common share	$0.13					$0.12
Weighted average shares used in computing basic net income per common share:	19,973,734			3,050,000	(6)	23,023,734
Weighted average shares used in computing diluted net income per common share:	21,114,443			3,050,000	(6)	24,164,443

See the accompanying notes to Unaudited Pro Forma Condensed Combined Statement of Operations

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2004

(Amounts in thousands, except share and per share data)

	JAMDAT	Downtown	Pro-Forma Adjustments		Blue Lava		Pro-Forma Adjustments		Pro-Forma Condensed Combined
	(Historical)	(Historical)			(Historical)

Revenue	$36,566	$1,738	$—		$12,122		$—		$50,426
Cost of revenue	6,957	130	865	(1)	5,131		4,879	(2)	17,962
Gross profit	29,609	1,608	(865)		6,991		(4,879)		32,464
Operating expenses:
Research and development	12,614	430	—		1,301		—		14,345
Selling and marketing	5,501	3	—		729		—		6,233
General and administrative	7,151	79	—		450		—		7,680
Acquired in process research and development	—	—	—		—		—	(3)	—
Legal and advisory fees related to sale of company	—	—	—		500	(4)	—		500
Stock based compensation	3,019	—	—		—		—		3,019
Total operating expenses	28,285	512	—		2,980		—		31,777
Income from operations	1,324	1,096	(865)		4,011		(4,879)		687
Interest and other income / (expense), net	444	—	—		(53)		(1,744	)(5)	(1,353)
Income before income tax provision	1,768	1,096	(865)		3,958		(6,623)		(666)
Income tax provision	—				—				—
Net income	$1,768	$1,096	$(865)		$3,958		$(6,623)		$(666)

Basic net income per common share	$0.24								$(0.06)
Diluted net income per common share	$0.20								$(0.06)
Weighted average shares used in computing basic net income per common share:	7,402,188		34,635	(6)			3,050,000	(6)	10,486,823
Weighted average shares used in computing diluted net income per common share:	8,878,727		34,635	(6)			3,050,000	(6)	11,963,362

See the accompanying notes to Unaudited Pro Forma Condensed Combined Statement of Operations

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(Amounts in thousands)

Pro forma adjustments giving effect to the acquisitions of Blue Lava and Downtown as if the acquisitions had occurred as of January 1, 2004 for the pro forma statements of operations are as follows:

(1)          To record additional amortization expense associated with intangible assets created as a result of the acquisition of Downtown.  Additional straight line amortization expense associated with intangible assets created as a result of the acquisition are as follows:

Intangible Assets	Gross Balance	Estimated Useful Life	Annual Amortization
Existing technology	$2,600	5 Years	$520
Existing customer relationships	1,500	5 Years	300
In-process research and development	250	N/A
Other intangibles	150	2-5 Years	45
	$4,500		$865

(2)          To record additional amortization expense associated with intangible assets created as a result of the acquisition of Blue Lava, as well as, royalty savings of $912,000 and $2.3 million for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively, recognized as a result of the royalty rate on distribution of Tetris decreasing from 40% to 20% upon closing of the acquisition.  Additional straight line amortization expense associated with intangible assets created as a result of the acquisition are as follows:

Intangible Assets	Gross Balance	Estimated Useful Life	Annual Amortization	Pro Forma Amortization For the Three Months Ended March 31, 2005
Acquired licenses	$87,800	15 Years	$5,853	$1,463
Existing customer relationships	6,400	15 Years	427	107
In-process research and development	2,720	N/A
Other intangibles	1,800	1-15 Years	903	183
	$98,720		$7,183	$1,753

(3)          Acquired in-process research and development charge related to the acquisition of Blue Lava.  This is a non-recurring item that is directly expensed at closing and accordingly is not included in the unaudited pro-forma condensed combined statement of operations.

(4)          Relates to transaction costs incurred by Blue Lava (the seller) prior to the acquisition and are non-recurring. However, because these costs were incurred by Blue Lava prior to the acquisition, they have been included in Blue Lava’s historical results.

(5)          To record interest expense related to discounting of the deferred portion of the purchase price at 6% and $15 million of debt incurred to finance the acquisition at an approximate rate of 6%, which represents the Company’s current borrowing rate. The effect of a 0.125% variance in interest rates on pro forma net income would be approximately $33,000 and $134,000 for the three months ended March 31, 2005 and the year ended December 31, 2004, respectively.

(6)          To reflect the issuance of 3,050,000 shares of Company stock for the acquisition of Blue Lava and 34,635 shares of Company stock for the acquisition of Downtown.